[LETTERHEAD OF TRINET CORPORATE REALTY TRUST, INC.]


Landlord to Corporations Across America                      NEWS RELEASE

FOR:  TRINET CORPORATE REALTY TRUST, INC.
       http://www.tricorp.com                  FOR RELEASE:  IMMEDIATELY

CONTACT:   Elizabeth Drucker
           Assistant Vice President
           Investor Relations
           (415) 391-4300

                TRINET REPORTS RECORD OPERATING RESULTS FOR 1997


     (SAN FRANCISCO) February 4, 1998 - TriNet Corporate Realty Trust, Inc. (NYSE: TRI) announced today record results for the quarter and year ended December 31, 1997.

1997 Highlights:

     - Acquired 40 properties comprising more than 4.6 million square feet for $462 million, at an average initial yield of 9.8 percent

     - Strengthened presence in target markets of suburban Boston, Dallas, San Francisco, Denver, Phoenix, Tampa/St. Petersburg, and Washington, D.C.

     - Acquired three build-to-suit projects in 1997 for approximately $30 million, with $97 million in build-to-suits currently closed or under contract for 1998

     - Announced strategic alliance with Trammell Crow Company for build-to-suits

     - Lowered borrowing rate on $200 million unsecured revolving credit facility by 27.5 b.p. to LIBOR plus 92.5 b.p.

     -    Received corporate ratings upgrade by Fitch from "BBB" to "BBB+"

     -    Issued $230 million of common stock


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     -    Issued $100 million of 8.0 percent Series C cumulative preferred stock

     -    Issued $100 million of 7.70 percent, 20-year fixed rate unsecured debt

     - Formed property management subsidiary and opened on-site offices in Atlanta and Dallas

     -    Increased annual FFO by nine percent to $3.27 per share

Rising FFO and Revenues:

     The company's Funds From Operations ("FFO") for the year ended December 31, 1997 rose to $63.6 million, or $3.27 per common share, from $41.6 million, or $3.00 per common share, in 1996. The year-over-year growth in FFO per common share represents an increase of nine percent and exceeds First Call consensus analyst estimates. This FFO per share growth was achieved despite an increase in total shares outstanding. TriNet's weighted average common shares outstanding increased from 13.9 million at December 31, 1996, to 19.4 million shares at December 31, 1997. For the year ended December 31, 1997 compared to the prior year, total revenues increased 41.8 percent to $109.3 million, and earnings available to common shares rose 54.6 percent to $44.8 million.

     The company also announced that 1997 fourth quarter FFO rose to $18.0 million, or $0.86 per common share. This represented a 7.5 percent increase in FFO per common share from the $0.80 earned in the fourth quarter of 1996. Fourth quarter 1997 revenues were $31.7 million, and earnings available to common shares were $12.2 million.

Record Acquisitions and Strategic Build-To-Suit Alliances:

     TriNet's record level of property acquisitions was a key source of the company's increased FFO and revenues. During 1997, TriNet acquired 40 properties for approximately $462 million, exceeding its $350 million goal by 32 percent and its 1996 total of $250 million by nearly 85 percent. The newly acquired office and industrial properties, comprising more than 4.6 million square feet, are located in improving real estate markets, such as Boston, Massachusetts; Dallas, Texas; Denver, Colorado; and Northern and Southern California. The majority of these properties are leased to well-known corporate tenants, including AlliedSignal, Chrysler, Hewlett-Packard, IBM, Lotus, Northern Telecom, Wells Fargo and Xerox.

     During 1997, TriNet began closing acquisitions through its build-to-suit program. Three of the 1997 acquisitions which are listed later in this release - the EDS distribution center, the Frontier headquarters and one of the WellPoint buildings - were from TriNet's build-to-suit transaction pipeline.

     In October, TriNet further enhanced its build-to-suit program by executing a memorandum of understanding with Trammell Crow Company regarding a program for single-tenant office, research and development, and industrial pre-sale build-to-suit projects. The preliminary agreement is subject to certain conditions and definitive documentation.

     In another significant transaction completed in December, TriNet acquired nine buildings of an office/R&D/industrial portfolio for approximately $44.5 million from a group of private partnerships controlled by a Boston development firm, Keller/Davis Company, L.L.C. In a related transaction with the same sellers, TriNet expects to acquire additional buildings and a land parcel in the first half of 1998. In addition, TriNet entered into a market-based property management agreement with Keller/Davis. The transaction was noteworthy since the consideration for the properties consisted of cash, the assumption of debt and the issuance of limited partnership interests, or "operating units". The operating units were issued through a "down-REIT" structure which facilitates the tax-free exchange of partnership equity interests owned by the sellers for limited partnership units in a single, newly-formed partnership, in which TriNet is the sole general partner. These units are ultimately convertible into TriNet common shares after a certain restricted period and provide the sellers with the benefits of a tax-deferred structure.

Low Cost Capital:

     To fund its record acquisitions, TriNet raised $430 million in the public capital markets during 1997. Approximately $330 million of equity was issued through two secondary offerings of common stock totaling $230 million, and the issuance of $100 million of 8.0 percent Series C cumulative preferred stock. TriNet also issued $100 million of debt through an offering of investment grade senior unsecured 20-year fixed rate notes. Just prior to TriNet's senior debt offering, Fitch Investors Service upgraded the company's senior unsecured debt rating to "BBB+" from "BBB". Fitch also upgraded TriNet's Series A and Series B cumulative preferred stock to "BBB" from "BBB-".

     In April, TriNet obtained a lower borrowing rate on its $200 million unsecured revolving credit facility. The facility's new rate is 92.5 basis points over LIBOR, lowered 27.5 basis points from 120 basis points over LIBOR. The amended revolver agreement also includes a $100 million competitive bid facility, which has allowed the banks in the revolver's syndicate to advance funds, at their option, at rates below the contractual interest rate. During 1997, borrowings under the competitive bid facility have averaged approximately
59.6 basis points over LIBOR.

Enhanced Property Management:

     In July, TriNet formed a property management subsidiary, TriNet Property Management, Inc. ("TPM"). The subsidiary was created to expand TriNet's capability to provide property management services on a fee basis for its corporate tenants. TPM should also provide opportunities for purchase/leaseback and build-to-suit transactions by enabling TriNet to offer more services to existing and prospective corporate tenants. Concurrent with its formation, TPM opened its first on-site office in suburban Atlanta, and then in September, opened a second on-site office in suburban Dallas.

Asset Sales and New Leases:

     In May, the company sold a property in Malvern, Pennsylvania for $5.25 million. The 148,595 square foot office/R&D property was formerly leased to Unisys Corporation. TriNet realized a gain of approximately $1.0 million on the sale and used the proceeds to fund second quarter acquisitions.

     In December, SGSM Acquisition Company, L.L.C. ("SGSM"), an entity formed by Kohlberg & Co., L.L.C., signed a new 20-year lease valued in excess of $20 million on one of TriNet's properties in Harvey, Louisiana. The property is one of four Louisiana retail buildings originally leased to Schwegmann Giant Super Markets, and the second of TriNet's Schwegmann properties on which SGSM has signed a direct lease. The other two retail properties are subleased by SGSM until February 1998 and continue to be leased by Schwegmann through June 2015. The two properties leased to Schwegmann aggregate 177,580 square feet and currently represent 1.3 percent of TriNet's total annualized rental revenues.

Forward-Looking Information:

     This press release contains certain forward-looking statements within the meaning of the federal securities laws. A number of factors could cause TriNet's actual results, performance or achievements to differ materially from those anticipated, including changes in the general economic climate, the supply of and demand for office, R&D and industrial properties in TriNet's markets, increased construction costs, construction delays, the availability of financing, potential environmental liabilities and other factors affecting the condition of property to be acquired, the failure of parties to satisfy conditions described in preliminary agreements between TriNet and other parties, the failure of parties to execute definitive documentation confirming the terms of preliminary agreements, and other risks described from time to time in TriNet's reports and documents filed with the Securities and Exchange Commission.

Company Profile:

     TriNet Corporate Realty Trust, Inc. is a real estate investment trust which acquires, owns and manages primarily office and industrial properties leased to major corporations nationwide. At December 31, 1997 TriNet's total market capitalization was approximately $1.4 billion, and its portfolio of 118 properties comprised approximately 16.7 million square feet in 25 states. Currently, TriNet's total market capitalization is approximately $1.5 billion, and its portfolio of 122 properties comprises more than 17 million square feet in 25 states. Additional information on TriNet Corporate Realty Trust, Inc. is available on the company's Web site at http://www.tricorp.com.

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

                      Summary of TriNet's 1997 Acquisitions

                                                                                                         Invest-
                           Property          # of                                                        ment (in
Location                   Type              Props.     Sq. Ft.       Major Tenants                      millions*)
--------                   ----              ------     -------       -------------                      ----------

Dallas, TX                 Office                 1       222,267     IBM Corporation                        $   9.9
Atlanta, GA                Office                 1       444,362     IBM Corporation                           60.0
Dallas, TX                 Office/R&D             1       121,068     Northern Telecom Inc.                      9.6
Anaheim, CA                Office/R&D             3       309,144     L.A. Cellular Telephone Co.               29.0
                                                                      Experian, Inc.
                                                                      Programmed Composites Inc.
Boston, MA                 Office/R&D             3       442,000     Lotus Development Corp.                   40.0
                                                                      Central National-Gottesman
Baltimore, MD              Whse./Dist. Ctr.       1       222,636     Sunbelt Beverage Corp.                     9.7
Denver, CO                 Office                 1        62,100     Frontier Corporation                       7.9
Denver, CO                 Land                  --            --     Frontier Corporation                       0.3
Mountain View, CA          Office                 3       187,380     3Com Corporation                          52.3
                                                                      Sun Microsystems, Inc.
Boston, MA                 Office                 1        88,000     Bay State Gas Company                     10.5
Tempe, AZ                  Office                 5       381,712     AlliedSignal Inc.                         38.5
                                                                      Wells Fargo, N.A.
                                                                      MaxServ, Inc.
                                                                      Vital Processing Services
St. Petersburg, FL         Industrial             2       179,000     Jabil Circuit, Inc.                        7.4
                                                                      MC Graphics, Inc.
San Jose, CA               Office/R&D             1       286,330     Xerox Corporation                         31.0
                                                                      Western Digital Corporation
Dallas, TX                 Whse./Dist. Ctr.       1       261,700     Electronic Data Systems Corp.             11.3
Lanham, MD                Office                 1       120,000     Computer Sciences Corp.                   12.8
Milpitas, CA               Office/R&D             1       102,240     Hitachi PC Corporation                    16.9
Dallas, TX                 Office/R&D             1        61,750     ADS Alliance Data Systems                  6.5
Dallas, TX                 Office                 1       300,820     Hewlett-Packard Company                   32.6
Boston, MA                 Office                 1        77,048     MultiLink, Inc.                            9.2
Boston, MA                 Office/R&D             9       526,436     Chrysler Corporation                      44.5
                                                                      Blue Cross Blue Shield of MA
                                                                      Serono Laboratories
                                                                      Pezrow New England
Thousand Oaks, CA          Office                 2       217,613     WellPoint Health Networks Inc.            21.9
-----------------          ------                 -       -------     ------------------------------            ----
                           TOTALS:               40     4,613,606                                             $461.8
                                                 ==     =========                                             ======

* rounded to one decimal place.



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                       TRINET CORPORATE REALTY TRUST, INC.
                             SELECTED FINANCIAL DATA
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)




                                                             Year Ended                    Three Months Ended
                                                             December 31,                     December 31,
                                                               1997           1996          1997          1996

REVENUES:
  Rent......................................               $106,862        $75,252       $31,037       $20,210
  Joint venture income......................                    812            455           184           217
  Management fees...........................                    707            244           279           100
  Other.....................................                    911          1,117           152           592
                                                           --------        -------       -------       -------
          Total revenues....................                109,292         77,068        31,652        21,119
                                                            -------         ------        ------        ------

EXPENSES:
  Property operating costs..................                  3,828          2,955           988         1,032
  General and administrative................                  6,589          5,352         1,699         1,283
  Interest..................................                 25,845         23,623         7,226         5,862
  Depreciation and amortization.............                 19,781         13,503         5,801         3,642
  Provision for portfolio repositioning.....                     --          6,800            --         6,800
                                                           --------         ------        ------        ------
          Total expenses....................                 56,043         52,233        15,714        18,619
                                                           --------         ------        ------        ------

Income before gain on sale of real
  estate and extraordinary items............                 53,249         24,835        15,938         2,500
Gain on sale of real estate.................                    985          6,807            --         6,147
                                                           --------         ------        ------        ------
Income before extraordinary items...........                 54,234         31,642        15,938         8,647
Extraordinary gain on expropriation.........                     98             --            --            --
Extraordinary gain from casualty loss.......                      -          3,178            --         3,178
Extraordinary charge from early
  extinguishment of debt....................                     --         (2,191)           --        (1,026)
                                                           --------       --------      --------      --------
                                                                                              --
Net income..................................                 54,332         32,629        15,938        10,799
Preferred dividend requirement..............                 (9,522)        (3,646)       (3,764)       (1,920)
                                                           --------       --------      --------      --------
Earnings available to common shares.........               $ 44,810       $ 28,983      $ 12,174      $  8,879
                                                           ========       ========      ========      ========



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


                                                             Year Ended                    Three Months Ended
                                                             December 31,                       December 31,
                                                               1997           1996          1997          1996


Average common shares outstanding
  Basic.....................................             19,435,398      13,864,116     20,845,490    13,913,692
  Diluted...................................             19,625,788      13,955,779     21,092,044    14,068,983
Basic earnings available per common share
  before extraordinary items, net of
  preferred dividend requirement............             $     2.30      $     2.02     $     2.02     $    0.48
  Extraordinary items.......................                   0.01            0.07           0.07            15
                                                         ----------      ----------     ----------     ---------
  Basic earnings available per share........             $     2.31      $     2.09     $     2.09     $    0.63
                                                         ==========      ==========     ==========     =========

Diluted earnings available per common
  share before extraordinary items, net of
  preferred dividend requirement............             $     2.27      $     2.01      $    0.58     $    0.48
  Extraordinary items.......................                   0.01            0.07             --          0.15
                                                         ----------      ----------      ---------     ---------
  Diluted earnings available per share......             $     2.28      $     2.08      $    0.58     $    0.63
                                                         ==========      ==========      =========     =========



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                       TRINET CORPORATE REALTY TRUST, INC.
                             SELECTED FINANCIAL DATA
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)



                                                          Year Ended                   Three Months Ended
                                                         December 31,                     December 31,
                                                            1997        1996          1997           1996

FUNDS FROM OPERATIONS:
Income before gain on sale of real estate
and extraordinary items........................         $ 53,249     $24,835      $ 15,938      $   2,500
Real estate depreciation.......................           19,347      13,293         5,679          3,579
Joint venture income...........................             (812)       (455)         (184)          (217)
Joint venture funds from operations............            1,312         724           309            349
Provision for portfolio repositioning..........               --       6,800            --          6,800
Preferred dividend requirement.................           (9,522)     (3,646)       (3,764)        (1,920)
                                                        --------    --------      --------       --------
Total funds from operations....................         $ 63,574    $ 41,551      $ 17,978       $ 11,091
                                                        ========    ========      ========       ========
Funds from operations per common share.........
   Basic.......................................       $     3.27   $    3.00    $     0.86     $     0.80
   Diluted.....................................       $     3.24   $    2.98    $     0.85     $     0.79



                                                                              Year Ended              Year Ended
                                                                       December 31, 1997       December 31, 1996
                                                                       -----------------       -----------------
OTHER DATA:
  Dividends declared per common share                                     $         2.53              $     2.49
  Total dividends declared on common shares...............                        52,024                  34,577
  Dividends per Series A preferred share..................                          2.34                    1.15
  Total dividends on Series A preferred shares............                         4,687                   2,304
  Dividends per Series B preferred share..................                          2.30                    0.79
  Total dividends on Series B preferred shares............                         2,990                   1,022
  Dividends per Series C preferred share..................                          0.38                      --
  Total dividends on Series C preferred shares............                         1,511                      --
  Total straight-line rent adjustments....................                         6,529                   4,824
  Amortization of financing costs.........................                         2,513                   2,855



BALANCE SHEET DATA:                                                    December 31, 1997         December 31, 1996
                                                                       -----------------         -----------------
Real estate (before accumulated
  depreciation) and investment in
  joint venture..................................
Deferred rent receivable.........................                             $1,164,956                  $704,329
Total assets.....................................                                 20,797                    14,268
Mortgage loans...................................                              1,155,904                   708,238
Notes payable, unsecured.........................                                 66,446                    55,013
Total liabilities................................                                367,676                   251,918
Minority interest................................                                479,916                   342,190
Stockholders' equity.............................                                    765                        --
                                                                                 675,223                   366,048

PROPERTY DATA:
  Total properties...............................                                    118                        79
  Total gross leasable area in sq. ft.
     (in thousands)........................................                       16,760                    12,295



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